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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-2 (File No. 333-____________) of our report dated February 2, 1998, on our audits of the consolidated financial statements of Independent Bankshares, Inc. as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997. We consent to the reference to our firm under the caption "Experts".


                                                 /s/ Pricewaterhouse Coopers LLP

Fort Worth, Texas
August _____, 1998